As filed with the Commission on April 7, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DISCOVER FINANCIAL SERVICES

(exact name of registrant as specified in its charter)

Delaware	36-2517428
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Lake Cook Road Riverwoods, Illinois	60015
(Address of principal executive offices)	(zip code)

Discover Financial Services Directors’ Compensation Plan

(Full Title of the Plan)

Kathryn McNamara Corley

Executive Vice President, General Counsel and Secretary

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

(Name and address of agent for service)

(224) 405-0900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum offering price (2)	Amount of registration fee
Common Stock, $.01 par value	500,000	$24.03	$12,215,000	$1,418.16

(1)	Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover any additional shares of Discover Financial Services common stock, par value $.01 (“Common Stock”), which may be issuable under the Discover Financial Services Directors’ Compensation Plan relating to adjustments made in the event of a stock split, stock dividend, recapitalization, merger, consolidation, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of common stock other than a regular cash dividend.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average high and low prices reported for shares of Common Stock on the New York Stock Exchange on April 1, 2011, which was $24.43.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 500,000 shares of common stock, par value $.01 of Discover Financial Services (the “Company”) that may be awarded under the Company’s Directors Compensation Plan, as amended (the “Plan”).

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

The contents of the Registration Statement on Form S-8 as filed on June 29, 2007, Registration Statement No. 333-144188, as amended, are incorporated by reference into this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Discover Financial Services Directors’ Compensation Plan, as amended (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on February 18, 2011)

5.1	Opinion of Simon Halfin, Esq.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Simon Halfin, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereof)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverwoods, Illinois, on the 7th day of April, 2011.

DISCOVER FINANCIAL SERVICES

By:	/s/ Kathryn McNamara Corley
Kathryn McNamara Corley
Executive Vice President, General Counsel and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathryn McNamara Corley and Roy A. Guthrie, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Nelms David W. Nelms	Chairman and Chief Executive Officer, Director (Principal Executive Officer)	April 7, 2011

/s/ Roy A. Guthrie Roy A. Guthrie	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 7, 2011

/s/ Lawrence A. Weinbach Lawrence A. Weinbach	Lead Director	April 7, 2011

/s/ Jeffrey S. Aronin Jeffrey S. Aronin	Director	April 7, 2011

/s/ Mary K. Bush Mary K. Bush	Director	April 7, 2011

/s/ Gregory C. Case Gregory C. Case	Director	April 7, 2011

/s/ Robert M. Devlin Robert M. Devlin	Director	April 7, 2011

/s/ Cynthia A. Glassman Cynthia A. Glassman	Director	April 7, 2011

/s/ Richard H. Lenny Richard H. Lenny	Director	April 7, 2011

/s/ Thomas G. Maheras Thomas G. Maheras	Director	April 7, 2011

/s/ Michael H. Moskow Michael H. Moskow	Director	April 7, 2011

/s/ E. Follin Smith E. Follin Smith	Director	April 7, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1	Discover Financial Services Directors’ Compensation Plan, as amended (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on February 18, 2011)

5.1	Opinion of Simon Halfin, Esq.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Simon Halfin, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereof)